HS-324324

Certificate Of Incorporation

*I, **V. DAPHENE WHITELOCKE** Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all requirements of the said Law in respect of registration were complied with by*

Lucky Coffee Inc.

瑞吉咖啡有限公司

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 16th day of June Two Thousand Seventeen

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 16th day of June Two Thousand Seventeen

Assistant Registrar of Companies,
Cayman Islands.

Authorisation Code : 971663284331
www.verify.gov.ky
30 June 2017

HS-324324

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

Lucky Coffee Inc.

瑞吉咖啡有限公司

having by Special resolution dated 1st day of September Two Thousand Seventeen changed its name, is now incorporated under name of

Lucky Coffee Inc.

瑞幸咖啡有限公司

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 4th day of September Two Thousand Seventeen

An Authorised Officer,
Registry of Companies,
Cayman Islands.

Authorisation Code : 840684194805
www.verify.gov.ky
05 September 2017

HS-324324

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

Lucky Coffee Inc.

瑞幸咖啡有限公司

having by Special resolution dated 25th day of September Two Thousand Seventeen changed its name, is now incorporated under name of

Luckin Coffee Inc.

瑞幸咖啡有限公司

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 25th day of September Two Thousand Seventeen

An Authorised Officer,
Registry of Companies,
Cayman Islands.

Authorisation Code : 464078211669
www.verify.gov.ky
26 September 2017